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                                                                    EXHIBIT 23.3
                        [Coopers & Lybrand Letterhead]


                       CONSENT OF INDEPENDENT ACCOUNTANTS

                 We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 and in the related Prospectus of Kimberly-Clark Corporation of our report dated January 30, 1996, which makes reference to the Company adopting the provisions of Statement of Financial Accounting Standards No. 121 in 1995 and that our audit did not include the 1995 provisions for restructuring and other unusual charges which were audited by other auditors, on our audits of the consolidated financial statements and financial statement schedule of Scott Paper Company and subsidiaries as of December 30, 1995 and December 31, 1994 and for the years then ended, appearing in and incorporated by reference in the Annual Report on Form 10-K under the Securities Exchange Act of 1934 of Kimberly-Clark Corporation for the year ended December 31, 1996.




/s/  COOPERS & LYBRAND L.L.P.

     2400 Eleven Penn Center
     Philadelphia, PA
     November 12, 1997